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                            ASSET PURCHASE AGREEMENT

                                     BETWEEN

                              NEOWARE SYSTEMS, INC.

                                       AND

                      TELCOM ASSISTANCE CENTER CORPORATION

                                NOVEMBER 27, 2001


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

                                TABLE OF CONTENTS



ARTICLE I - Definitions...........................................................................................1

ARTICLE II - PURCHASE AND SALE OF ASSETS..........................................................................3
2.1   Purchase and Sale of Assets.................................................................................3
      (a)  Personal Property......................................................................................3
      (b)  Contract Rights........................................................................................3
      (c)  Intellectual Property..................................................................................4
      (d)  Governmental Licenses, Permits and Approvals...........................................................4
      (e)  Books and Records......................................................................................4
      (f)  Inventory..............................................................................................4
      (g)  Accounts Receivable....................................................................................4
      (h)  Cash and Cash Equivalents..............................................................................4
2.2   Excluded Assets.............................................................................................4
2.3   Purchase Price..............................................................................................5
2.4   Payment of Purchase Price...................................................................................5
2.5   Closing.....................................................................................................6
2.6   Ad Valorem Tax Adjustment...................................................................................6
2.7   Allocation of Purchase Price................................................................................6
2.8   Assumed Liabilities.........................................................................................7
2.9   Retained Liabilities........................................................................................7
2.10  Adjustment of Stock Consideration...........................................................................7

ARTICLE III - Representations and Warranties of Seller............................................................8
3.1   Organization and Good Standing..............................................................................9
3.2   Authorization and Effect of Agreement.......................................................................9
3.3   No Restrictions Against Sale of the Assets..................................................................9
3.4   Financial Statements........................................................................................9
3.5   Conduct of the Business Since the Balance Sheet Date.......................................................10
3.6   Title to Assets; Leases and Licenses.......................................................................10
3.7   No Litigation..............................................................................................11
3.8   Income and Other Taxes.....................................................................................11
3.9   Employee Benefit Matters...................................................................................12
3.10  Governmental Approvals.....................................................................................13
3.11  Contracts..................................................................................................14
3.12  Employee and Labor Matters.................................................................................15
3.13  Principal Customers and Suppliers..........................................................................15
3.14  Compliance with Law........................................................................................16
3.15  Product Warranties.........................................................................................16
3.16  Intellectual Property......................................................................................16

      (a) Title .................................................................................................16
      (b)  Transfer .............................................................................................16
      (c)  No Infringement ......................................................................................16
      (d)  Licensing Arrangements ...............................................................................16
      (e)  No Intellectual Property Litigation ..................................................................17
      (f) Due Registration, Etc .................................................................................17
      (g)  Use of Name and Mark .................................................................................17
      (h)  Protection of Information ............................................................................17
3.17  Operation of the Business .................................................................................16
3.18  Environmental Matters......................................................................................18
      (a)  Hazardous Material....................................................................................18
      (b)  Hazardous Materials Activities........................................................................18
      (c)  Permits...............................................................................................18
      (d)  Environmental Liabilities.............................................................................18
3.19  Insurance..................................................................................................19
3.20  Brokers' Fees..............................................................................................19
3.21  Disclosure.................................................................................................19
3.22  Transactions with Affiliates...............................................................................19
3.23  Accounts Receivable........................................................................................19
3.24  Unregistered Securities ...................................................................................20
3.25  Risk of Loss ..............................................................................................20
3.26  Investment Experience; Accredited Investor ................................................................20
3.27  Disclosure ................................................................................................20
3.28  Restrictions of Transfer ..................................................................................20
3.29  Legends ...................................................................................................21
3.30  Capitalization of Seller ..................................................................................21


ARTICLE IV - Representations and Warranties of Purchaser.........................................................22
4.1   Organization and Good Standing.............................................................................22
4.2   Authorization, Execution and Delivery......................................................................22
4.3   No Conflicts...............................................................................................22
4.4   SEC Filings ...............................................................................................22
4.5   Absence of Material Adverse Change ........................................................................22
4.6   No Litigation .............................................................................................23
4.7   Valid Issuance of Stock Consideration .....................................................................23
4.8   Capitalization of Purchaser ...............................................................................23

ARTICLE V - Conduct of Business Pending Closing..................................................................24
5.1   Conduct of Seller..........................................................................................24
5.2   Consents...................................................................................................25
5.3   Tax Assessments and Audits.................................................................................25

ARTICLE VI - Additional Covenants................................................................................25
6.1   Covenants of  Seller.......................................................................................25

6.2   Covenants of Purchaser.....................................................................................26
6.3   Access and Information.....................................................................................27
6.4   Expenses...................................................................................................28
6.5   Certain Notifications......................................................................................28
6.6   Publicity; Employee Communications.........................................................................28
6.7   Further Assurances.........................................................................................29
6.8   Competing Offers...........................................................................................29
6.9   Inconsistent Action........................................................................................29
6.10  Employee Matters...........................................................................................29
6.11  Assignment Consents........................................................................................30
6.12  Stockholder Agreement .....................................................................................31

ARTICLE VII - Conditions Precedent to Closing....................................................................31
7.1   Conditions of Purchaser....................................................................................31
7.2   Conditions of Seller.......................................................................................32

ARTICLE VIII - Termination, Amendment and Waiver.................................................................33
8.1   Termination................................................................................................33
8.2   Effect of Termination......................................................................................34
8.3   Amendment..................................................................................................34
8.4   Waiver.....................................................................................................34

ARTICLE  IX - Indemnification....................................................................................34
9.1   Survival of Representations and Warranties.................................................................34
9.2   Indemnification............................................................................................35
9.3   Procedures.................................................................................................35
9.4   Third Party Claims.........................................................................................36
9.5   Indemnification Non Exclusive .............................................................................36
9.6   Limitation on Amount.......................................................................................37

ARTICLE X - General Provisions...................................................................................37
10.1  Notices....................................................................................................37
10.2  Severability...............................................................................................38
10.3  Entire Agreement...........................................................................................38
10.4  Bulk Sales.................................................................................................38
10.5  Successors and Assigns.....................................................................................38
10.6  Counterparts...............................................................................................39
10.7  Recitals, Schedules, Exhibits and Annexes..................................................................39
10.8  Construction...............................................................................................39
10.9  Governing Law..............................................................................................39
10.10 Arbitration.  .............................................................................................39
10.11 Passage of Title and Risk of Loss..........................................................................39
10.12 Records ...................................................................................................39

                            ASSET PURCHASE AGREEMENT

         THIS ASSET PURCHASE AGREEMENT (the "Agreement") is entered into as of November 27, 2001 between NEOWARE SYSTEMS, INC., a Delaware corporation ("Purchaser") and TELCOM ASSISTANCE CENTER CORPORATION, a Delaware corporation, sometimes doing business as Activ-e Solutions ("Seller").

                                    RECITALS

         A. Seller is presently engaged in the business (the "Business") of selling software and hardware, and providing consulting and managed services for the products sold by Seller.

         B. Seller desires to Transfer (as hereinafter defined) to Purchaser, and Purchaser desires to purchase from Seller, all of the assets owned or held by Seller or used by Seller in connection with the conduct of the Business, other than the Excluded Assets (as hereinafter defined), on the terms and subject to the conditions set forth in this Agreement.

         C. Seller desires to delegate to Purchaser, and Purchaser is willing to assume from Seller, the Assumed Liabilities (as hereinafter defined), on the terms and subject to the conditions set forth in this Agreement.

         NOW, THEREFORE, in consideration of the premises and the respective representations, warranties, covenants, agreements and conditions hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, the parties hereto hereby agree as follows:

                                    ARTICLE I
                                   DEFINITIONS

         Unless otherwise defined herein or the context otherwise requires, the terms defined in this Article I shall have the meanings herein specified for all purposes of this Agreement, applicable to both the singular and plural forms of any of the terms herein defined. Unless otherwise indicated, any reference herein to a Section, Article, Exhibit or Schedule shall mean the applicable section, article, annex or schedule of or to this Agreement. All accounting terms used in this Agreement not defined in this Article I shall, except as otherwise provided for herein, be construed in accordance with generally accepted accounting principles, consistently applied.

         "Action" shall mean any actual or threatened claim, action, suit, arbitration, hearing, inquiry, proceeding, complaint, charge or investigation by or before any Governmental Entity or arbitrator and any appeal from any of the foregoing.

         "Affiliate" of a Person shall mean any Person that directly or indirectly controls, is controlled by, or is under common control with, the indicated Person.

         "Agreement" shall mean this Asset Purchase Agreement, together with all Schedules and Exhibits hereto.

         "Code" shall mean the Internal Revenue Code of 1986, as amended.

         "Damages" shall mean any and all losses, liabilities, obligations, costs, expenses, damages or judgments of any kind or nature whatsoever (including reasonable attorneys', accountants' and experts' fees, disbursements of counsel, and other costs and expenses incurred pursuing indemnification claims under Article IX hereof).

         "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time.

         "ERISA Affiliate" shall mean any Person which is (or at any relevant time was) a member of a controlled group of corporations within the meaning of Code Section 414(b), all trades or businesses under common control within the meaning of Code Section 414(c), and all affiliated service groups within the meaning of Code Section 414(m), of which Seller is (or at any relevant time was) a member.

         "Governmental Entity" shall mean any local, state, federal or foreign
(i) court, (ii) government or (iii) governmental department, commission, instrumentality, board, agency or authority, including, without limitation, the IRS and other taxing authorities.

         "Leased Real Property" shall mean all of the real property and any buildings or other improvements located on the real property leased by Seller from Gravers Company, as identified on Schedule 3.6(b).

         "Legal Requirement" shall mean any statute, law, ordinance, rule, regulation, permit, order, writ, judgment, injunction, decree or award issued, enacted or promulgated by any Governmental Entity or any arbitrator.

         "Lien" shall mean all liens (including judgment and mechanics' liens, regardless of whether liquidated), mortgages, assessments, security interests, easements, claims, pledges, trusts (constructive or other), deeds of trust, options or other charges, encumbrances or restrictions.

         "Ordinary Course" shall mean, when used with reference to Seller, the ordinary and normal course of the Business, consistent with past practices.

         "Permitted Liens" shall mean Liens listed or described on Schedule 3.6.

         "Person" shall mean all natural persons, corporations, business trusts, associations, companies, partnerships and joint ventures.

         "Plan" shall mean any employee benefit plan within the meaning of
Section 3(3) of ERISA and any other written or oral employee other than arrangements merely involving the payment of wages) which are or at any time have been established, maintained, or contributed to by Seller or any ERISA Affiliate for the benefit of current or former employees, with respect to which Seller or an ERISA Affiliate has or may in the future have any liability or obligation to contribute or make payments of any kind.

         "Subsidiary of a Person" shall mean any corporation, partnership, limited liability company, association or other business entity at least 50% of the outstanding voting power of which is at the time owned or controlled directly or indirectly by such Person or by one or more of such subsidiary entities, or both.

         "Tax" shall mean all taxes, including without limitation all Federal, state, local or foreign income, gross receipts, license, payroll, unemployment, excise, severance, stamp, occupation, premium, windfall profits, environmental (including, without limitation, taxes under Code Section 59A), customs duties, capital stock, franchise, profits, withholding, social security (or similar), employment, disability, real property, personal property, ad valorem, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated tax or other tax, assessment or charge of any kind whatsoever, and any interest, fine, penalty or addition thereto, whether disputed or not.

         "Tax Return" shall mean any return, declaration, report, claim for refund or information, or statement relating to Taxes, and any exhibit, schedule, attachment or amendment thereto.

                                   ARTICLE II
                           PURCHASE AND SALE OF ASSETS

         2.1 Purchase and Sale of Assets. On the terms and subject to the conditions hereof, at the Closing (as defined in Section 2.5), Seller will sell, transfer, grant, convey, assign and deliver ("Transfer") to Purchaser, and Purchaser will purchase and accept from Seller, the rights, properties and assets owned or held by Seller in connection with the conduct of the Business as of the date hereof, or acquired by Seller in connection with the conduct of the Business between the date hereof and the Closing Date (as defined in Section 2.5), or used by Seller in connection with the conduct of the Business, including, but not limited to, the rights, properties and assets described in this Section 2.1 (collectively the "Assets"):

                  (a) Personal Property. The software, files, books, records, plants, fixtures, furnishings, furniture, equipment, supplies, computers, printers and all other tangible personal property owned or held by Seller in connection with the conduct of the Business as of the date hereof or acquired by Seller in connection with the conduct of the Business between the date hereof and the Closing Date or used by Seller in connection with the conduct of the Business, including those items listed or described on Schedule 2.1(a) (collectively, the "Owned Tangible Personal Property");

                  (b) Contract Rights. All rights and incidents of interest of Seller existing as of the date hereof or acquired by Seller between the date hereof and the Closing Date in, to or under all licenses, leases, agreements, customer orders, purchase orders, insurance policies insofar as they relate to the Business, contracts, written or verbal (including product warranty claims, rebates and indemnity or other rights of action against any person arising out of acts, omissions or occurrences before, at or after the Closing), prepaid items, deposits and refunds relating to the Business (collectively, the "Contracts");

                  (c) Intellectual Property. The entire right, title and interest of Seller existing as of the date hereof or acquired by Seller between the date hereof and the Closing Date in connection with the conduct of the Business or used by Seller in connection with the conduct of the Business in, to or under (i) all United States, international and foreign patents and applications therefor and all reissues, divisions, renewals, extensions, provisionals, continuations and continuations-in-part thereof; (ii) all inventions (whether patentable or not), invention disclosures, improvements, trade secrets, proprietary information, know how, technology, technical data and customer lists, and all documentation relating to any of the foregoing; (iii) all copyrights, copyrights registrations and applications therefor, and all other rights corresponding thereto throughout the world; (iv) all domain names, uniform resource locators and other names and locators associated with the Internet; (v) all industrial designs and any registrations and applications therefor; (vi) all trade names, logos, common law trademarks and service marks, trademark and service mark registrations and applications therefor; (vii) all databases and data collections and all rights therein; (viii) Seller's customer list pertaining to the Business; (ix) all moral and economic rights of authors and inventors, however denominated, and (x) any similar or equivalent rights to any of the foregoing (as applicable), including the items listed on Schedule 2.1(c) (collectively, the "Intellectual Property");

                  (d) Governmental Licenses, Permits and Approvals. To the extent Transferable, all rights and incidents of interest of Seller existing as of the date hereof or acquired by Seller between the date hereof and the Closing Date in, to or under all licenses, permits and authorizations (collectively, the "Approvals") issued or requested to be issued by any Governmental Entity, including the Approvals listed or described on Schedule 2.1(d);

                  (e) Books and Records. All books, records, ledgers, files, documents, correspondence, studies, reports and other documents of Seller relating to the Business or the Assets, subject to Section 10.12.

                  (f) Inventory. All raw material, works-in-progress and finished goods inventories relating to the Business, including the items listed on Schedule 2.1(f) (the "Inventory").

                  (g) Accounts Receivable. All accounts receivable arising from the conduct of the Business as of the Closing Date (the "Accounts Receivable").

                  (h) Cash and Cash Equivalents.All notes receivable, negotiable instruments, bank accounts, cash and chattel paper received as a result of the conduct of the Business or arising out of or relating to the Business or the Assets as of the Closing Date.

         2.2 Excluded Assets. Notwithstanding anything contained in this Agreement to the contrary, any right, property or asset, including any asset leased by Seller pursuant to a Contract, that is listed or described on Schedule 2.2(d) (collectively, the "Excluded Assets"), will not be included in the Assets.

         2.3 Purchase Price. Purchaser will pay for the Assets a purchase price in the amount of Seventy-Five Thousand Dollars ($75,000) (the "Cash Consideration"), plus 754,717 shares of Purchaser's Common Stock, par value $.001 per share (the "Purchaser Common Stock"), provided, however, that if the average closing sales price of the Purchaser Common Stock on the Nasdaq SmallCap Market for the ten (10) business days preceding the Closing Date (the "Average Closing Sales Price") is greater than $2.12 per share, Seller shall receive that number of shares of Purchaser Common Stock equal to 754,717 multiplied by a fraction, the numerator of which shall be $2.12 and the denominator of which shall be the Average Closing Sales Price (the "Stock Consideration," together with the Cash Consideration, the "Purchase Price"), subject to adjustment as provided in Sections 2.6 and 2.10.

         2.4 Payment of Purchase Price. At the Closing (as defined in Section 2.5):

                  (a) Purchaser shall pay to Seller an amount equal to the Cash Consideration, plus the difference between the Stock Consideration and 200,000 shares of the Stock Consideration (the "Closing Stock Payment");

                  (b) Purchaser shall deposit into an escrow account (the "Escrow Account") 100,000 shares of the Stock Consideration (the "Escrow Stock"), to be held and disbursed by First Union National Bank (or if First Union National Bank is unable to serve, by another party appointed by the parties), as escrow agent (the "Escrow Agent"). The Escrow Stock shall be held by the Escrow Agent pursuant to an escrow agreement (the "Escrow Agreement"), in the form of Exhibit A. The Escrow Stock will be subject to set-off for any indemnification claims arising during the 120-day period commencing on the Closing Date.

The Escrow Agreement shall terminate 120 days after the Closing Date, unless there are any unresolved indemnification claims or accounts receivable disputes on such date pursuant to which Purchaser may be entitled to all or a portion of the Escrow Stock. In the event of any such unresolved claims or disputes, the Escrow Agreement will continue in force, but any portion of the Escrow Stock which exceeds the amount for which a claim has been made or a dispute exists shall be released to Seller. Seller's liability for the claims identified in this Section 2.4(b), or any other claims of Purchaser hereunder shall not be limited to the Escrow Stock.

                  (c) Purchaser shall hold back and not deliver to Seller 100,000 of the shares of the Stock Consideration (the "Holdback Stock"), unless authorized by this Section 2.4(c). If Seller delivers to Purchaser, on or before January 31, 2002, a renewal of its agreement with SBC Global Services, Inc. (formerly Ameritech Information Systems, Inc.) ("Ameritech") substantially the same as its existing agreement and reasonably satisfactory to Purchaser, delivery of the Holdback Stock shall thereupon be deemed authorized. If the Holdback Stock is not authorized for delivery under this Section 2.4(c), it shall never be deliverable or delivered to Seller.

         2.5 Closing. The purchase and sale of the Assets and the consummation of the other transactions contemplated by this Agreement (the "Closing") shall occur at 10:00 a.m., local time, on December 5, 2001 at the offices of McCausland, Keen & Buckman, or at such other time or on such other date as shall be agreed by Seller and Purchaser upon fulfillment of all conditions precedent to the Closing, such hour and date being herein generally referred to as the "Closing Date." At the Closing, or with respect to the Closing Stock Payment, one business day after the Closing Date:

                  (a) Seller shall deliver or cause to be delivered to Purchaser, against payment by Purchaser to Seller of the Closing Payment:

                           (i)   all of the agreements, documents, certificates
and instruments required to be delivered by Seller pursuant to Section 7.1 hereof.

                  (b) Purchaser shall deliver or cause to be delivered to Seller against delivery of the agreements, documents, certificates and instruments required to be delivered by Seller pursuant to Section 7.1:

                           (i)   a wire transfer of immediately available funds
to an account designated in writing by Seller in an amount equal to the Cash Consideration.

                           (ii)  a facsimile of a certificate representing the
Closing Stock Payment;

                           (iii) a certificate representing the Closing Stock
Payment; and

                           (iv)  all of the documents, if any, required to be
delivered by Purchaser pursuant to Section 7.2 hereof.

         2.6 Ad Valorem Tax Adjustment. All ad valorem Taxes imposed by any taxing authority upon the Assets will be prorated between Seller and Purchaser as of the Closing Date based on the most current available tax rates and assessed values (such prorations to be adjusted when final rates and assessed values are established). All such Taxes attributable to the period up to the Closing Date and which remain unpaid as of the Closing Date shall be deducted from the Purchase Price. All such Taxes, if any, attributable to the period following the Closing Date and which have been paid by Seller prior to the Closing Date shall be added to the Purchase Price. All adjustments to the Purchase Price will be calculated as of 11:59 p.m. on the Closing Date.

         2.7 Allocation of Purchase Price. The Purchase Price represents the amount agreed upon by Purchaser and Seller to be the aggregate fair market value of the Assets. Purchaser and Seller have agreed that the Purchase Price will be allocated among the Assets in the manner set forth in Schedule 2.7. Purchaser and Seller will allocate the Purchase Price to the Assets in such manner consistently for all purposes, including in connection with all federal, foreign, state, local and other Tax Returns and reports prepared and filed by or for either of Purchaser or Seller.

         2.8 Assumed Liabilities. On the terms and subject to the conditions hereof, as of the Closing, Purchaser will assume only and thereafter in due course pay, perform and discharge the following, and only the following, liabilities and obligations of Seller (the "Assumed Liabilities"):

                  (a) all liabilities and obligations of Seller arising under the terms of the Contracts that are included in the Assets and listed or described on Schedule 3.11 (the "Assumed Contracts"), but only to the extent such liabilities and obligations arise after the Closing Date (and are not based on events occurring on or prior to the Closing Date) under the terms of such Assumed Contracts, provided, however, that Purchaser will not assume or be responsible for any such liabilities or obligations which arise under or in relation to any Plan or from any breach or default by Seller under any Contract, all of which liabilities and obligations will constitute Retained Liabilities (as defined in Section 2.9);

                  (b) subject to Section 2.10, and except as set forth on
Schedule 2.8(c), all liabilities reflected on Seller's balance sheet dated as of the Closing Date (the "Closing Date Balance Sheet"); and

                  (c) such liabilities and obligations as are listed on Schedule 2.8(c).

         2.9 Retained Liabilities. Except as provided in Section 2.8, Seller will retain, and Purchaser will not assume or be responsible or liable with respect to, any liabilities or obligations of Seller or its Affiliates or their respective predecessors-in-interest, whether or not arising out of or relating to the conduct of the Business or associated with or arising from any of the Assets or any other rights, properties or assets used in or associated with the Business at any time, and whether fixed or contingent or known or unknown, including, but not limited to, liabilities relating to warranties and service obligations relating to the operation of the Business by the Seller, liabilities for Taxes relating to the sale of the Assets and except as set forth in Schedule 2.8(c), liabilities with respect to Seller's employees engaged in the Business (collectively the "Retained Liabilities"). Except for the Assumed Liabilities, Seller agrees to pay or discharge when due any and all liabilities of Seller relating to the Business.

         2.10 Adjustment of Stock Consideration. If the amount of the total assets less total liabilities ("Net Liabilities") of Seller reflected on the Closing Date Balance Sheet, ("Closing Net Liabilities") is greater than the sum of (i) the Net Liabilities of Seller reflected on the Balance Sheet, as defined in Section 3.4 hereof, plus (ii) $25,000 (together, the "Baseline Net Liabilities"), the Stock Consideration shall be adjusted as follows: The Stock Consideration shall be adjusted downward dollar-for-dollar (using the value of the Stock Consideration determined as of the Closing Date in accordance with
Section 2.3) in the amount equal to the difference between the Closing Net Liabilities and the Baseline Net Liabilities, resulting in the adjusted stock consideration (the "Adjusted Stock Consideration"). The Closing Date Balance Sheet shall be prepared in accordance with generally accepted accounting principles consistently applied by Seller in accordance with past practice for the Financial Statements described in Section 3.4 hereto, and shall be delivered to Purchaser as soon as reasonably practicable, but no later than December 15, 2001, together with a certification of Seller's chief financial officer that the Closing Date Balance Sheet was prepared in the manner described in this Section
2.10. The Closing Date Balance Sheet shall also be accompanied by a detailed schedule setting forth the calculation of the Closing Net Liabilities.

                  (a) If Purchaser disputes the Closing Date Balance Sheet, it shall notify Seller in writing within 15 business days after receipt of the Closing Date Balance Sheet that Purchaser disputes the Closing Date Balance Sheet; such notice shall specify in reasonable detail the nature of the dispute;

                  (b) During the 15 business day period following the receipt of such notice disputing the Closing Date Balance Sheet, Seller and Purchaser shall attempt to resolve such dispute and to determine the appropriateness of the Closing Date Balance Sheet.

                  (c) If, within such 15 business day period, Seller and Purchaser shall fail to resolve all of their disputes, any unresolved disputes shall be referred immediately to an independent accounting firm that is mutually acceptable to Purchaser and Seller (the "Accounting Firm"). The Accounting Firm shall accept such documentary and oral evidence from the parties as it shall reasonably determine and, in any event, shall render a final determination in writing as to the appropriate amount of the Closing Net Liabilities within thirty (30) days after referral of any disputes, and both Seller and Purchaser shall be bound by the final determination of the Accounting Firm and shall have no right of objection or appeal thereto. The fees and expenses of the Accounting Firm in acting pursuant to this subsection (c) shall be paid one-half by Seller and one-half by Purchaser, except that if, with respect to any dispute relative to the Closing Date Balance Sheet that in the judgment of the Accounting Firm, one party has adopted a position or positions with respect to the calculations set forth in the Closing Date Balance Sheet or that should be set forth therein that is frivolous or clearly without merit, the Accounting Firm may, in its discretion, assign a greater portion of any such fees and expenses to such party, up to and including all of such fees and expenses. The Closing Net Liabilities, as set forth in the Closing Date Balance Sheet if agreed to by Purchaser as presented, or as determined pursuant to any agreement of the parties or pursuant to the final determination of the Accounting Firm, shall be used to determine the amount of the Adjusted Stock Consideration and thus any payments to be made in accordance with subsection (d) set forth immediately below, and shall be deemed to be the final and agreed upon Closing Date Balance Sheet.

                  (d) If the Stock Consideration is adjusted pursuant to the terms of this Section 2.10, Purchaser and Seller, if the Closing Date Balance Sheet is agreed to by the parties, or the Accounting Firm, if the Closing Date Balance Sheet is determined by the Accounting Firm,shall immediately notify the Escrow Agent of the adjustment of the Stock Consideration and instruct the Escrow Agent to distribute to Neoware the number of shares of Escrow Stock equal to the amount of the adjustment of the Stock Consideration, which amount shall be recoverable by Purchaser in accordance with the terms of this Section 2.10 and the Escrow Agreement.

                                   ARTICLE III
                    REPRESENTATIONS AND WARRANTIES OF SELLER

         Seller hereby represents and warrants to, and covenants and agrees with, Purchaser that as of the date hereof and as of the Closing Date:



         3.1      Organization and Good Standing.

                  (a) Seller has been duly organized and is existing as a corporation in good standing under the laws of the State of Delaware with full power and authority (corporate and other) to own and lease its properties and to conduct the Business as currently conducted. Seller has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each jurisdiction set forth on Schedule 3.1(a), such jurisdictions comprising all jurisdictions in which Seller owns or leases any property, or conducts any business, so as to require such qualification, except where any failure to qualify would not have a material adverse effect on Seller or its financial condition.

                  (b) Except as set forth in Schedule 3.1(b), Seller has no Subsidiary nor owns or controls, or has any other equity investment or other interest in, directly or indirectly, any corporation, joint venture, partnership, association or other entity.


         3.2 Authorization and Effect of Agreement. Seller has the requisite corporate power to execute and deliver this Agreement and to perform the transactions contemplated hereby to be performed by Seller. The execution and delivery by Seller of this Agreement and the performance by Seller of the transactions contemplated hereby to be performed by Seller has been duly authorized by all necessary action on the part of Seller's board of directors and stockholders and, if applicable, holders of the Seller's indebtedness. This Agreement has been duly executed and delivered by Seller and, assuming the due execution and delivery of this Agreement by Purchaser, constitutes a valid and binding obligation of Seller enforceable in accordance with its terms.

         3.3 No Restrictions Against Sale of the Assets. Except as listed or described on Schedule 3.3, the execution and delivery of this Agreement by Seller does not, and the performance by Seller of the transactions contemplated hereby to be performed by it will not, conflict with, or result in any violation of, or constitute a default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to loss of a material benefit under, (a) the certificate of incorporation or bylaws of Seller, (b) any Legal Requirement to which Seller or any of the Assets is subject, (c) any Contract of Seller, or (d) any licenses of Seller. No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity is required to be obtained or made by or with respect to Seller under any Legal Requirement in connection with the execution and delivery of this Agreement by Seller or the performance by Seller of the transactions contemplated hereby to be performed by it.

         3.4 Financial Statements.

                  (a) Schedule 3.4 hereto contains true and complete copies of
(i) the unaudited balance sheet (the "Balance Sheet") of the Business at September 30, 2001, and the related unaudited statements of income, shareholders' equity and cash flows for the nine months then ended (the "Unaudited Financial Statements") (ii) the audited balance sheet of the Business at December 31, 2000 and the related statements of income, shareholders' equity and cash flow for the fiscal year then ended (the "Audited Financial Statements")(the financial statements described in clause (i) and (ii) above are collectively referred to as the "Financial Statements").

                  (b) The Financial Statements present fairly the financial condition of the Business as of the dates indicated therein and the results of operations and changes in financial position of the Business for the periods specified therein, have been prepared in conformity with generally accepted accounting principles applied on a consistent basis during the periods covered thereby and prior periods (except with regard to the Unaudited Financial Statements, the omission of footnotes and normal and recurring year-end adjustments which are not expected to be material in amount) have been derived from the accounting records of Seller and represent only actual, bona fide transactions. The Financial Statements do not contain any untrue statements of a material fact or omit to state a material fact.

         3.5 Conduct of the Business Since the Audited Balance Sheet Date. Except as described on Schedule 3.5, since December 31, 2000 (the "Audited Balance Sheet Date"), Seller has conducted the Business in the Ordinary Course, and no change has occurred which materially and adversely affects the Assets or the financial condition or results of operations of the Business, nor have any events occurred nor do there exist any circumstances which might reasonably be expected to result, either before or after the Closing Date, in any such change.

         3.6 Title to Assets; Leases and Licenses.

                  (a) Seller has, and immediately prior to the Closing will have, good, marketable and exclusive title to all of the Assets reflected on the Balance Sheet as owned by Seller and all of the Assets acquired by Seller since the Balance Sheet Date, in each case free and clear of all Liens except (i) as set forth on Schedule 3.6(a) and (ii) Permitted Liens. Seller has the valid and enforceable power and unqualified right to use and Transfer to Purchaser, the Assets.

                  (b) Schedule 3.6(b) contains a list of all leases and licenses under which Seller is the lessee or licensee, together with (i) the nature of each of the leased or licensed Assets, (ii) the termination date of each such lease or license, (iii) the name of the lessor or licensor, (iv) all payments made or required to be made for the fiscal years ended December 31, 1999 and December 31, 2000, and (v) all prepaid payments made thereunder. All leases and licenses pursuant to which Seller leases or licenses from others property are valid, subsisting in full force and effect in accordance with their respective terms, and there is not, under any lease or license, any existing default or event of default (or event that, with notice or passage of time, or both, would constitute a default, or would constitute a basis of force majeure or other claim of excusable delay or nonperformance). Except as set forth on Schedule 3.6(b), Seller has the valid and enforceable right to use and Transfer to Purchaser Seller's rights in and to the Leased Real Property. True and complete copies of all leases and licenses listed on Schedule 3.6(b) have been delivered to Purchaser heretofore. Except as set forth on Schedule 3.6(b), no such lease or license will require the consent of the lessor or licensor to or as a result of the consummation of the transactions contemplated by this Agreement. For the purposes of this Section 3.6(b), a "lease" shall include a sublease. Seller enjoys peaceful and undisturbed possession of the Leased Real Property.

                  (c) The delivery to Purchaser at Closing of the instruments of Transfer contemplated by this Agreement will vest in Purchaser good, marketable and exclusive title to the Assets, free and clear of all Liens, except for (i) Liens listed or described on Schedule 3.6(c) or (ii) Permitted Liens.

                  (d) Except as set forth in Schedule 3.6(d), no Person, other than Seller, has any rights or interests in the Assets or the Business.

                  (e) The Assets include all of the assets, property or rights, tangible or intangible, required by Purchaser to operate and conduct the Business, as currently operated and conducted.

         3.7 No Litigation. Except as set forth on Schedule 3.7, there is no outstanding judgment, order, decree, award, stipulation or injunction of any Governmental Entity or arbitrator against or Action pending against Seller (i) relating to the Business or the Assets or affecting Seller's ability to perform its obligations under this Agreement or under any agreement or instrument contemplated by this Agreement. Any Action for defective or allegedly defective products or workmanship pending or threatened against Seller, and the details of such Action, are described on Schedule 3.7.

         3.8 Income and Other Taxes. Except as set forth on Schedule 3.8:

                  (a) All Tax Returns required to be filed through and including the date hereof in connection with the operations of the Business are true, complete and correct in all material respects and have been properly and timely filed. Seller has not requested any extension of time within which to file any Tax Return, which Tax Return has not since been filed. No Liens have been imposed on or asserted against any of the Assets as a result of or in connection with any failure to pay any Taxes;

                  (b) All Taxes required to be paid or withheld and deposited through and including the date hereof in connection with the Business have been duly and timely paid or deposited by Seller. Seller has properly withheld or collected all amounts required by law for income Taxes and employment Taxes relating to its employees, independent contractors and other third parties, and for sales Taxes on sales, and has properly and timely remitted such withheld or collected amounts to the appropriate Governmental Entity. Purchaser has no liabilities for any Taxes for any taxable period ending prior to or coincident with the Closing Date; and

                  (c) No Tax Return of Seller is currently being audited or is the subject of other Action by any Governmental Entity. Seller has received any notice from any Governmental Entity of any pending examination or any proposed deficiency, addition, assessment, demand for payment or adjustment relating to or affecting Seller, the Business or the Total Assets and Seller has no reason to believe that any Governmental Entity may assess (or threaten to assess) any Taxes for any periods ending on or prior to the Closing Date.

         3.9 Employee Benefit Matters.

                  (a) Schedule 3.9 contains a complete list of all Plans. True and complete copies of each of the following documents (and any amendments thereto), where applicable, have been delivered previously to Purchaser: (i) the Plan documents; (ii) a written description of any Plan which is not in writing;
(iii) if the Plan is funded through a trust or any third-party funding vehicle, the trust or other funding agreement; (iv) the Plan's most recent financial statements; (v) the two most recent annual reports (including all schedules and attachments thereto) required by ERISA; (vi) the most recent actuarial report and valuation; (vii) the most recent determination letter received from the Internal Revenue Service with respect to each Plan that is intended to be qualified under Code Section 401 or to be recognized as tax exempt under Code
Section 501(c); (viii) the most recent summary plan description and each summary of material modifications required by ERISA; (ix) any agreement providing for the provision of administrative or investment management services with respect to the Plan; and (x) all documents and correspondence received from or provided to the Department of Labor, Internal Revenue Service and Pension Benefit Guaranty Corporation during the past two years.

                  (b) Each Plan and related trust, annuity, or other funding agreement complies and has been maintained in compliance with all applicable Legal Requirements. No nonexempt prohibited transaction (as defined in Code
Section 4975 and ERISA Sections 406 and 408) has occurred and no "fiduciary" (as defined in ERISA Section 3(21)) has committed any breach of duty which could subject Seller, any ERISA Affiliate, or any director, officer, or employee thereof to liability under Title I of ERISA or to tax under Code Section 4975. All material obligations required to be performed by Seller and any other Person under the terms of each Plan and applicable Legal Requirement have been performed.

                  (c) All required reports and descriptions, including, without limitation, annual reports (Form 5500), summary annual reports, and summary plan descriptions, have been filed and distributed timely. With respect to each Plan which is a welfare plan (as defined in ERISA Section 3(1)), the requirements of
Part 6 of Subtitle B of Title I of ERISA and of Code Sections 162(k) and 4980B have been satisfied.

                  (d) All contributions, premiums, and other payments, including, without limitation, employer contributions and employee salary reduction contributions, have been paid when due or accrued in accordance with the past custom and practice of Seller and any ERISA Affiliate. No Plan that is subject to Part 3 of Subtitle B of Title I of ERISA or to Code Section 412 has incurred any accumulated funding deficiency, whether or not waived, and no other actual or contingent liability for any other expenses or obligations of any Plan exists.

                  (e) There are no pending or, to Seller's knowledge, threatened Actions (other than routine claims for benefits) asserted or instituted against any Plan or the assets of any Plan, or against Seller, or ERISA Affiliate, trustee, administrator, or fiduciary of such Plan, and Seller has no knowledge of any facts that could form the basis of any such Action. There is no pending or, to Seller's knowledge, threatened or contemplated Action by any Governmental Entity with respect to any Plan, and Seller has no knowledge of any facts that could reasonably be expected to cause or trigger such an Action.

                  (f) Seller (or, if applicable, an ERISA Affiliate,) may terminate, suspend, or amend each Plan at any time, except to the extent otherwise required by Code Section 4980B, without the consent of the participants or employees covered by such Plan. Neither Seller nor any ERISA Affiliate has announced any intention, made any amendment or binding commitment, or given any written or oral notice providing that Seller or an ERISA Affiliate
(i) will create additional Plans covering employees of Seller or any ERISA Affiliate, (ii) will increase benefits promised or provided pursuant to any Plan, or (iii) will not exercise after the Closing Date any right or power it may have to terminate, suspend, or amend any Plan.

                  (g) Neither Seller nor any ERISA Affiliate maintains or has maintained at any time, or contributes to or has contributed to or is or was required to contribute to, any (i) Plan subject to Title IV of ERISA, including, without limitation, any multi-employer plan (as defined in ERISA Section 3(37)), within the past five years, or (ii) funded or unfunded medical, health, accident, or life insurance plan or arrangement for current or future retirees or terminated employees or their spouses or dependents (except to the extent required by Code Sections 162(k) or 4980B).

                  (h) Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will constitute a termination of employment or other event entitling any Person to any additional or other benefits, or that would otherwise modify benefits or the vesting of benefits, provided under any Plan.

                  (i) No event has occurred which could subject Seller or any ERISA Affiliate to any material liability (i) under any Legal Requirement relating to any Plan, or (ii) resulting from any obligation of Seller or an ERISA Affiliate to indemnify any Person against liability incurred with respect to or in connection with any Plan.

                  (j) Each Plan which is intended to be qualified under Code
Section 401 has received, within the last five years, a favorable determination letter from the IRS. No event has occurred and no facts or circumstances exist which may cause or result in the loss or revocation of such determination.

         3.10 Governmental Approvals.

                  (a) Seller possesses, and is operating in compliance with, all approvals material to the operation of the Business ("Approvals"). Schedule 3.10 contains a true and complete list of all Approvals. Each Approval has been lawfully and validly issued, and no proceeding is pending or, to Seller's knowledge, threatened looking toward the revocation, suspension or limitation of any Approval. Each of the Approvals is in full force and effect, and Seller is in compliance with all of the provisions of the Approvals.

                  (b) Except as set forth on Schedule 3.10(b), each of the Approvals (i) is assignable by Seller to Purchaser as contemplated by the Agreement and (ii) will be Transferred to Purchaser by Seller's delivery to Purchaser at Closing of the instruments of Transfer contemplated by this Agreement and will thereafter remain in full force and effect. Except as set forth on Schedule 3.10(b), no notice to or consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity or other third party is required to be obtained or made in connection with the Transfer to Purchaser of the Approvals.

                  (c) The Approvals are all of the rights and authorizations required by Legal Requirements for the operation of the Business. All of the Approvals are owned or held by Seller free and clear of all Liens or other encumbrances of any nature whatsoever.

                  (d) To Seller's knowledge, Seller or Purchaser would be able to renew all such Approvals by the terms thereof or in the ordinary course of business without the need to comply with any special qualifications procedures or to pay any amounts other than regular fees prescribed by law.

         3.11 Contracts.

                  (a) Schedule 3.11(a) contains a true and complete list and description of all Contracts, other than the Plans. True and complete copies of all such Contracts and true and complete summaries of the Contracts have been delivered to Purchaser heretofore.

                  (b)      Except as described in Schedule 3.11(b):

                           (i)   each Contract is legal, valid, binding,
enforceable and in full force and effect;

                           (ii)  no event or condition  has occurred or become
known to Seller or is alleged to have occurred that constitutes or, with notice or the passage of time, or both, would constitute a default or a basis of force majeure or other claim of excusable delay, termination, nonperformance or accelerated or increased rights by Seller or any other Person under any of the Contracts;

                           (iii) no person with whom Seller has a Contract is in
default thereunder or has failed to perform fully thereunder by reason of force majeure or other claim of excusable delay, termination or nonperformance thereunder;

                           (iv)  none of the Contracts has been amended;

                           (v)   none of the Contracts currently is subject to
renegotiation, either in whole or in part;

                           (vi)  no consent of any third party is required under
any Contract as a result of or in connection with, and the enforceability of any Contract will not be affected in any manner by, the execution, delivery and performance of this Agreement; and

                           (vii) no Contract has or will materially impair the
ability of Seller to perform its  obligations under this Agreement.

         3.12 Employee and Labor Matters.

                  (a) Schedule 3.12(a) contains a true and complete list of all labor, collective bargaining, union and similar agreements under or by which Seller is obligated, and true and complete copies of all such agreements have been delivered to Purchaser heretofore.

                  (b) Except as set forth on Schedules 3.12(a) and 3.12(b), neither Purchaser nor Seller will have any responsibility for continuing any person in the employ (or retaining any person as a consultant) from and after the Closing or have any liability for any severance payments to or similar arrangements with any such Person.

                  (c) There is not occurring or, to Seller's knowledge, threatened, any strike, slow down, picket, work stoppage or other concerted action by any union or other group of employees or other persons against Seller or its products. Except for activities by the unions that are parties to any of the agreements listed on Schedule 3.12(a) with respect to the existing members of such unions, to Seller's knowledge, no union or other labor organization has attempted to organize any of the employees of Seller engaged in the Business.

                  (d) Seller has complied with all Legal Requirements relating to employment and labor, and, to Seller's knowledge, no facts or circumstances exist that could provide a reasonable basis for a claim of wrongful termination by any current or former employee of Seller engaged in the Business.

                  (e) Schedule 3.12(e) contains a complete list of all of the current employees of Seller who are employed in connection with the Business ("Employees") and, for each Employee, his or her current title, current annual base salary or wages and date of hire. None of the Employees listed on Schedule 3.12(e) is a member of any collective bargaining unit or is a party to any employment agreement with Seller.

         3.13 Principal Customers and Suppliers.

                  (a) Schedule 3.13(a) contains a true and complete list of the name and address of each customer that purchased in excess of 5% of Seller's sales of goods or services of the Business during the twelve months ended on September 30, 2001, and since that date no such customer has terminated its relationship with or adversely curtailed its purchases from Seller or indicated (for any reason) its intention so to terminate its relationship or curtail its purchases.

                  (b) Schedule 3.13(b) contains a true and complete list of each supplier from whom Seller purchased in excess of 5% of Seller's purchases of goods or services of the Business during the 12 months ended on the September 30, 2001 and since that date no such supplier has terminated its relationship with or adversely curtailed its accommodations, sales or services to Seller or indicated (for any reason) its intention to terminate such relationship or curtail its accommodations, sales or services.

                  (c) Except as set forth on Schedule 3.13(c), Seller is not involved in any claim or controversy with any of the customers or suppliers who are listed on Schedule 3.13(a) or 3.13(b).

         3.14 Compliance with Law. Through and including the date hereof, Seller
(i) has not violated or conducted the Business in violation of, and has not used the Assets in violation of, any Legal Requirement, except where such violation would not have a material adverse effect on the conduct of the Business or the ownership of the Assets by Purchaser after the Closing, (ii) to Seller's knowledge, has not been alleged to be in violation of any Legal Requirement, and
(iii) has not received any notice of any alleged violation of, or any citation for noncompliance with, any Legal Requirement.

         3.15 Product Warranties. Except as set forth in Schedule 3.15, (a) there are no warranties express or implied, written or oral, with respect to the products of the Business and (b) there are no pending or, to Seller's knowledge, threatened claims with respect to any such warranty, and Seller has no liability with respect to no such warranty, whether known or unknown, absolute, accrued, contingent or otherwise and whether due or to become due.

         3.16 Intellectual Property.

                  (a) Title. Schedule 3.16(a) contains a complete and correct list of all Intellectual Property that is owned by Seller and primarily related to, used in, held for use in connection with, or necessary for the conduct of, or otherwise material to the Business (the "Owned Intellectual Property"). Seller owns or has the exclusive right to use pursuant to license, sublicense, agreement or permission all Intellectual Property, free from any Liens (other than Permitted Liens) and free from any requirement of any past, present or future royalty payments, license fees, charges or other payments, or conditions or restrictions whatsoever. The Intellectual Property comprises all of the Intellectual Property necessary for Purchaser to conduct and operate the Business as now being conducted by Seller.

                  (b) Transfer. Immediately after the Closing, Purchaser will own all of the Owned Intellectual Property and will have a right to use all other Intellectual Property, free from any Liens (other than Permitted Liens) and on the same terms and conditions as in effect prior to the Closing.

                  (c) No Infringement. To Seller's knowledge after due inquiry, the conduct of the Business does not infringe or otherwise conflict with any rights of any Person in respect of any Intellectual Property. To Seller's knowledge after due inquiry, none of the Intellectual Property is being infringed or otherwise used or available for use, by any other Person.

                  (d) Licensing Arrangements. Schedule 3.16(d) sets forth all agreements, arrangements or laws (i) pursuant to which Seller has licensed Intellectual Property to, or the use of Intellectual Property is otherwise permitted (through non-assertion, settlement or similar agreements or otherwise) by, any other Person and (ii) pursuant to which Seller has had Intellectual Property licensed to it, or has otherwise been permitted to use Intellectual Property (through non-assertion, settlement or similar agreements or otherwise). All of the agreements or arrangements set forth on Schedule 3.16(d) (x) are in full force and effect in accordance with their terms and no default exists thereunder by Seller, or to the knowledge of Seller after due inquiry, by any other party thereto, (y) are free and clear of all Liens, and (z) do not contain any change in control or other terms or conditions that will become applicable or inapplicable as a result of the consummation of the transactions contemplated by this Agreement. The consummation of the transactions contemplated by this Agreement will neither violate nor result in the breach, modification, cancellation, termination or suspension of such arrangements and agreements. Seller has delivered to Purchaser true and complete copies of all licenses and arrangements (including amendments) set forth on Schedule 3.16(d). All royalties, license fees, charges and other amounts payable by, on behalf of, to, or for the account of, the Seller in respect of any Intellectual Property are disclosed in the Financial Statements.

                  (e) No Intellectual Property Litigation. No claim or demand of any Person has been made nor is there any proceeding that is pending, or to the knowledge of Seller after due inquiry, threatened, nor is there a reasonable basis therefor, which (i) challenges the rights of Seller in respect of any Intellectual Property, (ii) asserts that Seller is infringing or otherwise in conflict with, or is, except as set forth in Schedule 3.16(d), required to pay any royalty, license fee, charge or other amount with regard to, any Intellectual Property, or (iii) claims that any default exists under any agreement or arrangement listed on Schedule 3.16(d). None of the Intellectual Property is subject to any outstanding order, ruling, decree, judgment or stipulation by or with any court, arbitrator, or administrative agency, or has been the subject of any litigation within the last five years, whether or not resolved in favor of Seller.

                  (f) Due Registration, Etc. The Owned Intellectual Property has been duly registered with, filed in or issued by, as the case may be, the United States Patent and Trademark Office, United States Copyright Office or such other filing offices, domestic or foreign, and Seller have taken such other actions, to ensure full protection under any applicable laws or regulations, and such registrations, filings, issuances and other actions remain in full force and effect, in each case to the extent material to the Business.

                  (g) Use of Name and Mark. Except as set forth in Schedule 3.16(g), there are, and immediately after the Closing will be, no contractual restriction or limitations pursuant to any orders, decisions, injunctions, judgments, awards or decrees of any Governmental Authority on the Purchaser's right to use the names and marks "Activ-e" and "asp1source" in the conduct of the Business as presently carried on by Seller or as such Business may be extended by Purchaser.

                  (h) Protection of Information. Seller has taken reasonable steps to protect Seller's rights in Seller's confidential information and trade secrets that it wishes to protect or any trade secrets or confidential information of third parties provided to Seller relating to the Business, and, without limiting the foregoing, Seller has and uses its best efforts to enforce a policy requiring each employee and contractor engaged in the Business to execute a proprietary information/confidentiality agreement substantially in the form provided to Parent and all current and former employees and contractors of Seller engaged in the Business have executed such an agreement, except where the failure to do so is not reasonably expected to be material to the Business.

         3.17 Operation of the Business. Except as set forth in Schedule 3.17,
(a) Seller has conducted the Business only through Seller and not through any other divisions or any direct or indirect subsidiary or affiliate of Seller and
(b) no part of the Business is operated by or through any entity other than Seller.

         3.18 Environmental Matters.

                  (a) Hazardous Material.

                  Except as would not result in material liability to Seller, no underground storage tanks and no amount of any substance that has been designated by any Governmental Entity or by applicable Legal Requirement to be radioactive, toxic, hazardous or otherwise a danger to health or the environment, including, without limitation, PCBs, asbestos, petroleum, urea-formaldehyde and all substances listed as hazardous substances pursuant to the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, or defined as a hazardous waste pursuant to the United States Resource Conservation and Recovery Act of 1976, as amended, and the regulations promulgated pursuant to said laws, but excluding office and janitorial supplies, (a "Hazardous Material") are present, as a result of the actions of Seller or any affiliate of Seller, or, to Seller's knowledge, as a result of any actions of any third Person or otherwise, in, on or under any property, including the land and the improvements, ground water and surface water thereof, that Seller has at any time owned, operated, occupied or leased in connection with the operation of the Business.

                  (b) Hazardous Materials Activities.

                  Except as would not result in a material liability to Seller (in any individual case or in the aggregate) (i) Seller has not transported, stored, used, manufactured, disposed of, released or exposed its employees or others to Hazardous Materials in violation of any Legal Requirement in effect on or before the Closing Date in connection with the operation of the Business, and
(ii) Seller has not disposed of, transported, sold, used, released, exposed its employees or others to or manufactured any product containing a Hazardous Material (collectively "Hazardous Materials Activities") in violation of any Legal Requirement promulgated by any Governmental Entity in effect prior to or as of the date hereof to prohibit, regulate or control Hazardous Materials or any Hazardous Material Activity in connection with the operation of the Business.

                  (c) Permits.

                  Seller currently holds all environmental approvals, permits, licenses, clearances and consents (the "Seller Environmental Permits") necessary for the conduct of Seller's Hazardous Material Activities and other activities of the Business.

                  (d) Environmental Liabilities.

         No action, proceeding, revocation proceeding, amendment procedure, writ or injunction is pending, and to Seller's knowledge, no action, proceeding, revocation proceeding, amendment procedure, writ or injunction has been threatened by any Governmental Entity against Seller in a writing delivered to Seller concerning any Seller Environmental Permit, Hazardous Material or any Hazardous Materials Activity of Seller. Seller knows of no fact or circumstance which could involve Seller in any environmental litigation or impose upon Seller any material environmental liability.

         3.19 Insurance. Schedule 3.19 contains a true and complete list of all insurance policies and bonds and self insurance arrangements currently in force that cover or purport to cover risks or losses to or associated with the Business, the Assets, employees and agents relating to the Business and sets forth, with respect to each such policy, bond and self insurance arrangement, a description of the insured loss coverage, the expiration date and time of coverage, the dollar limitations of coverage, a general description of each deductible feature and principal exclusion and the premiums paid and to be paid prior to expiration. The insurance policies, bonds and arrangements described on
Schedule 3.19 (the "Policies") provide such coverage against such risk of loss and in such amounts as are customary for corporations of established reputation engaged in the same or similar business as the Business.

         3.20 Brokers' Fees. Except as set forth on Schedule 3.20, no broker, finder or similar agent has been employed by or on behalf of Seller in connection with this Agreement or the transactions contemplated hereby, and Seller has not entered into any agreement or understanding of any kind with any person or entity for the payment of any brokerage commission, finder's fee or any similar compensation in connection with this Agreement or the transactions contemplated hereby. Any broker, finder or similar agent which has been employed by or on behalf of Seller in connection with this Agreement or the transactions contemplated hereby is registered as a broker-dealer under the Pennsylvania Securities Act of 1972.

         3.21 Disclosure.

                  (a) No representation or warranty of Seller in this Agreement and no information contained in any Schedule or other writing delivered pursuant to this Agreement or at the Closing contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact required to make the statements herein or therein not misleading.

                  (b) To the extent that any representation or warranty in this
Article III is qualified to Seller's "knowledge," Seller represents and warrants that it has made a reasonable investigation sufficient to express an informed view concerning the matters to which such representation or warranty relates, including diligent inquiries of Seller's officers, directors and employees.

         3.22 Transactions with Affiliates. Except as set forth on Schedule 3.22, there are no written or oral contracts or agreements between Seller and its Affiliates relating to the Business.

         3.23 Accounts Receivable. The Accounts Receivable are valid and enforceable claims, and the goods and services sold and delivered that gave rise to such accounts were sold and delivered in conformity with all applicable express and implied warranties, purchase orders, agreements and specifications. The Accounts Receivable are subject to no valid defense, offset or counterclaim and are fully collectible, except to the extent of the allowance for doubtful accounts reflected on the Balance Sheet. Schedule 3.23 contains a true and complete aging of the Accounts Receivable as of September 30, 2001

         3.24 Unregistered Securities. Seller understands that none of the shares of Purchaser Common Stock issued as the Stock Consideration has been registered under the Securities Act of 1933 (the "Securities Act") or any state securities laws in reliance on exemptions for private offerings; the shares of Purchaser Common Stock issued as the Stock Consideration cannot be resold or otherwise disposed of unless they are subsequently registered under the Securities Act and applicable state securities laws or an exemption from registration is available; except as otherwise provided in the Registration Rights Agreement, attached hereto as Exhibit B, the shares of Purchaser Common Stock issued as the Stock Consideration will not be, and Seller will have no rights to require that such shares of Purchaser Common Stock be registered under the Securities Act or any state securities laws; there is no assurance that a public market for such shares of Purchaser Common Stock will exist in the future; Seller may have to hold such shares of Purchaser Common Stock indefinitely and it may not be possible for Seller to liquidate its investment in Purchaser. None of Purchaser, its agents or employees, or any other person, has represented, guaranteed or warranted to Seller, expressly or by implication, the approximate or exact length of time that Seller will be required to remain as owner of the shares of Purchaser Common Stock.

         3.25 Risk of Loss. Seller understands that its acquisition of the shares of Purchaser Common Stock is a speculative investment which involves a high degree of risk of loss, including the potential loss of its entire investment in Purchaser.

         3.26 Investment Experience. Seller is able to fend for itself, can bear the economic risk of the investment and has such knowledge and experience in financial or business matters, including investments in securities that are restricted as to their transferability, that it is capable of evaluating the merits and risks of the investment in the Purchaser Common Stock and of making an informed investment decision. Seller has had prior business or personal relationships with Purchaser or its officers or directors, by reason of which it has the capacity to protect its interest in connection with the investment.

         3.27 Disclosure. All documents, records and other materials pertaining to an investment in Purchaser, including the SEC Filings, which were requested by Seller, have been made available or delivered to Seller. Seller has reviewed and understands this Agreement and any Exhibits hereto and the SEC Filings, including but not limited to the risk factors set forth in Purchaser's Annual Report on Form 10-K for the year ended June 30, 2001, and has had an opportunity to ask questions of and receive answers from representatives of Purchaser concerning the terms and conditions of the issuance of the shares of Purchaser Common Stock and the financial condition and prospects of Purchaser, and to obtain any additional information necessary to verify the accuracy of the information herein.

         3.28 Restrictions on Transfer. Seller agrees that it will not sell or otherwise transfer any of the shares of Purchaser Common Stock issued as the Stock Consideration, without registration under the Securities Act or an exemption therefrom, and that Seller fully understands and agrees that Seller must bear the economic risk of the purchase because, among other reasons, none of the shares of Purchaser Common Stock issued as the Stock Consideration have been registered under the Securities Act or under the securities laws of any state and, therefore, cannot be resold, pledged, assigned or otherwise disposed of unless subsequently registered under the Securities Act and under the applicable securities laws of such states or an exemption from such registration is available. In particular, Seller is aware that the shares are "restricted securities," as such term is defined in Rule 144 promulgated under the Securities Act ("Rule 144"), and may not be sold pursuant to Rule 144 unless all of the conditions of Rule 144 are met. Seller also understands that, except as otherwise provided in the Registration Rights Agreement, Purchaser is under no obligation to register any of the shares of Purchaser Common Stock on Seller's behalf or to assist Seller in complying with any exemption from registration under the Securities Act or applicable state securities laws. Seller further understands that sales or transfers of the shares of Purchaser Common Stock are further restricted by state securities laws and the provisions of this Agreement and the Registration Rights Agreement.

         3.29 Legend. Seller understands and agrees that the certificates for the shares of the Purchaser Common Stock issued as the Stock Consideration shall bear the following legend, or a similar legend to the same effect, until (i) the shares shall have been registered under the Securities Act pursuant to the Registration Rights Agreement and effectively been disposed of in accordance with a registration statement that has been declared effective; or (ii) in the opinion of counsel for Purchaser such shares may be sold without registration under the Securities Act or any applicable "Blue Sky" or state securities laws:

                  "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), AND ALL SUCH SECURITIES ARE SUBJECT TO RESTRICTIONS ON THE TRANSFERABILITY AS SET FORTH IN THIS CERTIFICATE. THE SECURITIES REPRESENTED HEREBY MAY NOT BE SOLD, TRANSFERRED, OR OTHERWISE DISPOSED OF IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR AN OPINION OF COUNSEL, REASONABLY ACCEPTABLE TO COUNSEL FOR THE COMPANY, TO THE EFFECT THAT THE PROPOSED SALE, TRANSFER, OR DISPOSITION MAY BE EFFECTUATED WITHOUT REGISTRATION UNDER THE ACT. THE TRANSFER OF THE SECURITIES IS ALSO SUBJECT TO CERTAIN RESTRICTIONS SET FORTH IN A REGISTRATION RIGHTS AGREEMENT DATED DECEMBER __, 2001 BETWEEN NEOWARE SYSTEMS, INC. AND TELCOM ASSISTANCE CENTER CORPORATION, AVAILABLE FOR INSPECTION AT THE OFFICES OF NEOWARE SYSTEMS, INC., OR NEOWARE SYSTEMS, INC. WILL FURNISH, WITHOUT CHARGE, A COPY THEREOF TO THE HOLDER OF THIS CERTIFICATE UPON WRITTEN REQUEST THEREFOR."

         3.30 Capitalization of Seller. The authorized capital stock of Seller consists of 1,000,000 shares of common stock, of which 248,196 shares are issued and outstanding, and 99,300 shares of preferred stock, 74,475 shares of which are issued and outstanding. An additional 33,500 shares of the capital stock are issuable upon the exercise of outstanding options and 177,447 shares are issuable upon the exercise of outstanding warrants. Schedule 3.30 lists the record owners of all the outstanding shares of capital stock and the outstanding options and warrants to purchase shares of capital stock of Seller.


                                   ARTICLE IV
                   REPRESENTATIONS AND WARRANTIES OF PURCHASER

         Purchaser hereby represents and warrants to, and covenants and agrees with, Seller that:

         4.1 Organization and Good Standing. Purchaser has been duly organized and is existing as a corporation in good standing under the laws of the State of Delaware with full corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. Purchaser has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each jurisdiction set forth on Schedule 4.1, such jurisdictions comprising all jurisdictions in which Purchaser owns or leases any property, or conducts any business, so as to require such qualification.

         4.2 Authorization, Execution and Delivery. Purchaser has the requisite corporate power to execute and deliver this Agreement and to perform the transactions contemplated hereby to be performed by Purchaser. This Agreement has been duly authorized by all necessary corporate action on the part of Purchaser, has been duly executed and delivered by Purchaser and constitutes the legal, valid and binding agreement of Purchaser enforceable against Purchaser in accordance with its terms.

         4.3 No Conflicts. The execution, delivery and performance of this Agreement by Purchaser and the consummation by Purchaser of the transactions contemplated hereby will not conflict with or result in the violation of, or result in any violation of, or constitute a default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to loss of a material benefit under, (a) the Certificate of Incorporation or Bylaws of Purchaser, (b) any Legal Requirement to which Purchaser is subject or (c) any instrument to which Purchaser is a party. No consent, approval, order or authorization is required in connection with the execution and delivery of this Agreement by Purchaser or the performance of Purchaser of the transactions contemplated hereby to be performed by it, except for applicable requirements, if any, of the Securities Act, the Securities Exchange Act of 1934 (the "Exchange Act") and state securities laws; provided that, all representations made to Purchaser by Seller in this Agreement and in the Registration Rights Agreement are assumed for purposes of this representation and warranty to be accurate and complete.

         4.4 SEC Filings. Purchaser has filed all forms, reports and documents required to be filed with the Securities and Exchange Commission ("SEC") since July 1, 1998 and has provided to Seller its (i) Annual Report on Form 10-K for the year ended June 30, 2001, (ii) Quarterly Report on Form 10-Q for the quarter ended September 30, 2001 and (iii) its proxy statement relating to its annual meeting of stockholders to be held on December 7, 2001 (collectively, the "SEC Reports"). The SEC Reports were prepared in accordance with the requirements of the Exchange Act and did not at the time they were filed contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

         4.5 Absence of Material Adverse Change. Since June 30, 2001, no change has occurred which materially and adversely affects the business of Purchaser, nor do there exist any circumstances which might reasonably be expected to result, either before or after the Closing Date, in any such change.

         4.6 No Litigation. There is no outstanding judgment, order, decree, award, stipulation or injunction of any Governmental Entity or arbitrator against or any Action pending against Purchaser (i) relating to the business of Purchaser or affecting Purchaser's ability to perform its obligations under this Agreement or under any agreement or instrument contemplated by this Agreement.

         4.7 Valid Issuance of Stock Consideration. The shares of Purchaser Common Stock issued as the Stock Consideration, when issued, sold and delivered to Seller, in accordance with the terms hereof, for the consideration described herein, will be duly authorized and validly issued, fully paid and nonassessable. Subject to the accuracy of the representations and warranties of Seller contained in Sections 3.24 through 3.29 hereof, the offer, issuance and sale by Purchaser to Seller of the shares of Purchaser Common Stock issued as the Stock Consideration is exempt from the registration requirements of the Securities Act and applicable state securities laws.

         4.8 Capitalization of Purchaser. The authorized capital stock of Purchaser consists of 50,000,000 shares of Purchaser Common Stock, of which 10,204,663 shares are issued and outstanding, and 1,000,000 shares of Preferred Stock, none of which are issued and outstanding. An additional 1,825,595 shares of Purchaser Common Stock are issuable upon the exercise of outstanding options and warrants.

                                    ARTICLE V
                       CONDUCT OF BUSINESS PENDING CLOSING

         5.1 Conduct of Seller. Without the prior written consent of Purchaser, between the date hereof and the Closing Date, Seller covenants and agrees that it shall:

                  (a) not, except as required or permitted pursuant to the terms hereof, make any change in the conduct of the Business or the Assets or enter into any transaction with respect to the Business other than in the Ordinary Course;

                  (b) continue to conduct the Business in the Ordinary Course consistent with past practice;

                  (c) maintain the Assets in the same operating condition and repair as on the date hereof, reasonable wear and tear excepted;

                  (d) preserve, protect and promote the Business;

                  (e) perform all obligations under the Contracts required to be performed by Seller on or prior to the Closing Date;

                  (f) use its best efforts to retain its Employees and maintain its relationships with suppliers, customers and others having business relationships with it;

                  (g) pay accounts payable and other obligations of the Business when they become due and payable in the Ordinary Course consistent with past practices;

                  (h) comply promptly with all Legal Requirements applicable to it and the Business and with respect to the transactions contemplated by this Agreement, except where such compliance would not have a material adverse effect on the Business or the transactions contemplated by this Agreement, and cooperate promptly with, and furnish information to, Purchaser in connection with any such requirements imposed upon Seller, or upon any of its Affiliates, in connection therewith or herewith;

                  (i) not sell, transfer, license, lease or otherwise dispose of, or suffer or cause the encumbrance by any Lien upon, any of the Assets or any interest therein, except for sales of Inventory in the Ordinary Course;

                  (j) not terminate or modify, or commit or cause or suffer to be committed any act that will result in breach or violation of any term of or (with or without notice or passage of time, or both) constitute a default under or otherwise give any person a basis for non-performance under, any of the Contracts;

                  (k) maintain adequate property damage, liability and other insurance in full force and effect and not do, permit or willingly allow to be done any act by which any of the insurance policies may be suspended, impaired or cancelled;

                  (l) maintain in full force and effect, and comply with, all Permits;

                  (m) not enter into or assume any contract, agreement, obligation or instrument relating to the Business or the Assets in an amount in excess of $10,000, or any sales orders with customers in excess of $100,000, or enter into or permit any material amendment, supplement, waiver or other modification in respect thereof;

                  (n) not grant (or commit to grant) any increase in the compensation (including incentive or bonus compensation) of any Employee, or adopt or amend any Plan;

                  (o) not take any action or omit to take any action which would result in a breach of any of the representations any warranties set forth in
Section 3;

                  (p) maintain the Inventory in such volume and quality as is consistent with the past practices of Seller in connection with the operation of the Business;

                  (q) make any capital expenditure for fixed assets other than in the ordinary course of Seller's business not in excess of $5,000 in the aggregate;

                  (r) not cancel, compromise, release or discharge any claim of Seller upon any person or waive any right of Seller of material value, and not discharge any Lien (other than Permitted Liens) upon any of the Assets or pay or settle any debts;

                  (s) pay any dividends or make any distributions to the holders of its capital stock; and

                  (t) not institute, settle or agree to settle any Action before any Governmental Entity.

         5.2 Consents. Seller shall use its best efforts to obtain any consent, authorization or approval of, or exemption by, any Person required to be obtained or made by any party hereto in connection with the transactions contemplated hereby or the taking of any action in connection with the consummation thereof.

         5.3 Tax Assessments and Audits. Seller shall furnish promptly to Purchaser a copy of all notices of proposed assessment or similar notices or reports that are received from any taxing authority and which relate to the Business or the Assets for periods ending on or prior to the Closing Date.

                                   ARTICLE VI
                              ADDITIONAL COVENANTS

         6.1 Covenants of Seller. During the period from the date hereof through the Closing Date, Seller agrees to:

                  (a) comply promptly with all requirements that applicable Legal Requirements may impose upon it with respect to the transactions contemplated by this Agreement, and shall cooperate promptly with, and furnish information to, Purchaser in connection with any such requirements imposed upon Purchaser or upon any of its affiliates in connection therewith or herewith;

                  (b) use its best efforts to obtain (and to cooperate with Purchaser in obtaining) any consent, authorization or approval of, or exemption by, any Person required to be obtained or made by Seller in connection with the transactions contemplated by this Agreement;

                  (c) use its best efforts to bring about the satisfaction of the conditions precedent to Closing set forth in Article VII of this Agreement;

                  (d) deliver to Purchaser prior to the Closing a written statement disclosing any untrue statement in this Agreement or any Schedule hereto (or supplement thereto) or document furnished pursuant hereto, or any omission to state any material fact required to make the statements herein or therein contained complete and not misleading, promptly upon the discovery of such untrue statement or omission, accompanied by a written supplement to any Schedule to this Agreement that may be affected thereby; provided, however, that the disclosure of such untrue statement or omission shall not prevent Purchaser from terminating this Agreement pursuant to Section 8.1 hereof at any time at or prior to the Closing in respect of any original untrue or misleading statement;

                  (e) (i) maintain the present quality of Seller's operations of the Business; (ii) preserve the value of the Business as a going concern; (iii) preserve intact Seller's business organizations; and (iv) preserve Seller's existing relationships with employees, suppliers and customers;

                  (f) promptly, and in any event within two business days of Seller obtaining knowledge thereof, notify Purchaser in writing of:

                           (i)   any breach of any term or provision of this
Agreement on the part of Seller, whether or not any requirement for notice or lapse of time or other condition precedent has been satisfied, which is then continuing, together with a certificate of Seller specifying the details thereof and the action which Seller has taken or proposes to take with respect thereto;

                           (ii)  any pending or threatened Action, challenging
this Agreement or any of the transactions contemplated hereby;

                           (iii) any notice or other communication from any
third party alleging that the consent of such party is or may be required in connection with the transactions contemplated by this Agreement;

                           (iv)  any other development which would prevent or
raise a substantial doubt regarding the possibility of the satisfaction of any condition set forth in Section 7.1 of this Agreement; and

                           (v)   any notice or other communication from any
Governmental Entity, the approval or consent of which is being sought in connection with the transactions contemplated by this Agreement

         6.2 Covenants of Purchaser. During the period from the date hereof to the Closing Date, Purchaser shall:

                  (a) comply promptly with all requirements that applicable Legal Requirements may impose upon it with respect to the transactions contemplated by this Agreement, and shall cooperate promptly with, and furnish information to, Seller in connection with any such requirements imposed upon Seller or upon any of Seller's Affiliates in connection therewith or herewith;

                  (b) use its best efforts to bring about the satisfaction of the conditions precedent to Closing set forth in Section 7.2 of this Agreement;


                  (c) deliver to Seller prior to the Closing a written statement disclosing any untrue statement in this Agreement or any Schedule hereto (or supplement thereto) or document furnished pursuant hereto, or any omission to state any material fact required to make the statements herein or therein contained complete and not misleading, promptly upon the discovery of such untrue statement or omission, accompanied by a written supplement to any Schedule to this Agreement that may be affected thereby; provided, however, that the disclosure of such untrue statement or omission shall not prevent Seller from terminating this Agreement pursuant to Section 8.1 hereof at any time at or prior to the Closing in respect of any original untrue or misleading statement;

                  (d) promptly, and in any event within two business days of Purchaser obtaining knowledge thereof, notify Seller in writing of:

                           (i)   any breach of any term or provision of this
Agreement on the part of Purchaser, whether or not any requirement for notice or lapse of time or other condition precedent has been satisfied, which is then continuing, together with a certificate of Purchaser specifying the details thereof and the action which Purchaser has taken or proposes to take with respect thereto;

                           (ii)  any pending or threatened Action, challenging
this Agreement or any of the transactions contemplated hereby;

                           (iii) any notice or other communication from any
third party alleging that the consent of such party is or may be required in connection with the transactions contemplated by this Agreement;

                           (iv)  any other development which would prevent or
raise a substantial doubt regarding the possibility of the satisfaction of any condition set forth in Section 7.2 of this Agreement; and

                           (v)   any notice or other communication from any
Governmental Entity, the approval or consent of which is being sought in connection with the transactions contemplated by this Agreement.

         6.3 Access and Information.

                  (a) During the period commencing on the date hereof and continuing through the Closing Date, Seller shall afford to Purchaser and to Purchaser's accountants, counsel, investment bankers, consultants, engineers and other representatives, reasonable access to all of its properties, including without limitation to the books, contracts, Assets, commitments, records and personnel and, during such period, to furnish promptly to Purchaser all information concerning the Business and such items as Purchaser may reasonably request. In addition, during such period, Seller shall afford to Purchaser and its counsel, consultants, engineers and other representatives the right to inspect, investigate, review and perform tests on the Assets, provided such does not materially interfere with the normal business activities of Seller.

                  (b) Except to the extent permitted by the provisions of
Section 6.6 hereof, Purchaser shall hold in confidence, and shall use reasonable efforts to ensure that its employees and representatives hold in confidence, all such information supplied to it by Seller concerning Seller and shall not disclose such information to any third party except as may be required by any Legal Requirement and except for information that (i) is or becomes generally available to the public other than as a result of disclosure by Purchaser or its representatives, (ii) becomes available to Purchaser or its representatives from a third party other than Seller, and Purchaser or its representatives have no reason to believe that such third party is not entitled to disclose such information, (iii) is known to Purchaser or its representatives on a nonconfidential basis prior to its disclosure by Seller or (iv) is made available by Seller to any other Person on a nonrestricted basis. Purchaser's obligations under the foregoing sentence shall expire on the Closing Date or, if the Closing does not occur, two years after the date hereof.

                  (c) During the period commencing on the date hereof and continuing through the Closing Date, Purchaser shall afford to Seller and to Seller's accountants, counsel, investment bankers, consultants, engineers and other representatives, reasonable access to all of its properties, including without limitation to the books, contracts, assets, commitments, records and personnel and, during such period, to furnish promptly to Seller all information concerning the Purchaser and its business and such items as Seller may reasonably request.

                  (d) Except to the extent permitted by the provisions of
Section 6.6 hereof, Seller shall hold in confidence, and shall use reasonable efforts to ensure that its employees and representatives hold in confidence, all such information supplied to it by Purchaser concerning Purchaser and shall not disclose such information to any third party except as may be required by any Legal Requirement and except for information that (i) is or becomes generally available to the public other than as a result of disclosure by Seller or its representatives, (ii) becomes available to Seller or its representatives from a third party other than Purchaser, and Seller or its representatives have no reason to believe that such third party is not entitled to disclose such information, (iii) is known to Seller or its representatives on a nonconfidential basis prior to its disclosure by Purchaser or (iv) is made available by Purchaser to any other Person on a nonrestricted basis. Seller's obligations under the foregoing sentence shall expire on the Closing Date or, if the Closing does not occur, two years after the date hereof.

         6.4 Expenses. All costs and expenses (including, without limitation, all legal fees and expenses and fees and expenses of any brokers, finders or similar agents) incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring the same, provided, however, that Seller shall only pay such expenses from the proceeds of the Purchase Price paid to Seller.

         6.5 Certain Notifications. At all times from the date hereof to the Closing Date, each party shall promptly notify the others in writing of the occurrence of any event that will or may result in the failure to satisfy any of the conditions specified in Article VII hereof.

         6.6 Publicity; Employee Communications. At all times prior to the Closing Date, each party shall obtain the consent of all other parties hereto prior to issuing, or permitting any of its directors, officers, employees or agents to issue, any press release or other information to the press, employees of Seller or any third party with respect to this Agreement or the transactions contemplated hereby; provided, however, that no party shall be prohibited from supplying any information to any of is representatives, agents, attorneys, advisors, financing sources and others to the extent necessary to complete the transactions contemplated hereby so long as such representatives, agents, attorneys, advisors, financing sources and others are made aware of the terms of this Section 6.6. Nothing contained in this Agreement shall prevent any party to this Agreement at any time from furnishing any required information to any Governmental Entity or authority pursuant to a Legal Requirement or from complying with its legal or contractual obligations.

         6.7 Further Assurances.

                  (a) Subject to the terms and conditions of this Agreement, each of the parties hereto agrees to use its best efforts to take, or cause to be taken, all action, and to do, or cause to be done, all things necessary, proper or advisable under applicable Legal Requirements, to consummate and make effective the transactions contemplated by this Agreement.

                  (b) If at any time after the Closing any further action is necessary or desirable to carry out the purposes of this Agreement, Seller and Purchaser, and the proper officers or directors of Seller and Purchaser, as the case may be, shall take or cause to be taken all such necessary or convenient action and execute, and deliver and file, or cause to be executed, delivered and filed, all necessary or convenient documentation.

         6.8 Competing Offers. Until any termination of this Agreement under
Section 8.1, Seller agrees that they will not, directly or indirectly, through any officer, director, agent, or otherwise, solicit, initiate or encourage the submissions of bids, offers or proposals by, any Person with respect to an acquisition of the Assets or the Business, and Seller will engage any broker, financial adviser or consultant with an incentive to initiate or encourage proposals or offers from other parties. Furthermore, Seller shall not, directly or indirectly, through any officer, director, agent or otherwise, engage in negotiations concerning any such transaction with, or provide information to, any Person other than Purchaser and its representatives with a view to engaging, or preparing to engage, that Person with respect to any matters in this Section. Seller shall not sell, transfer or otherwise dispose of, create any lien upon, or transfer any interest in, any Asset.

         6.9 Inconsistent Action. Seller shall not take or cause or suffer to be taken, any action that would cause any of the representations or warranties of Seller in this Agreement to be untrue, incorrect, incomplete or misleading.

         6.10 Employee Matters.

                  (a) Seller shall terminate, effective as of the Closing, the employment of all Employees. Seller acknowledges and agrees that after the Closing (a) except as set forth on Schedule 6.10(a), neither Purchaser nor Seller shall be required to employ or retain any employee of Seller or any other Person, and (b) Purchaser, in its sole and absolute discretion, may hire all, some, or none of the Employees.

                  (b) Except to the extent expressly included in Assumed Liabilities or in another paragraph of this Section 6.10, Purchaser does not, and shall not, assume or be responsible for any obligation or liability arising out of any employment relationship of Seller, and without limiting the foregoing, Purchaser shall have no liability or obligation in connection with current or former employees or agents of Seller or any dependent or beneficiary of any of them by reason of their relationship to Seller. Without limiting the foregoing, Seller shall remain liable for, and shall pay on or before the Closing, the following in connection with current or former employees or agents of Seller (or any dependent or beneficiary of them):

                           (i)   unpaid wages, salaries or other compensation;

                           (ii)  contributions to or payments under employee
benefit plans, programs, policies, arrangements or understandings;

                           (iii) except as set forth herein, accrued, but
 unused, holiday, sick leave and severance pay, if any;

                           (iv)  liabilities or obligations under any collective
bargaining agreement or bargaining relationship; or

                           (v)   claims, demands, administrative proceedings or
suits arising out of, or in connection with, alleged unlawful employment practices of Seller.

                  (c) Seller shall remain responsible for all liabilities and obligations in connection with claims for post-employment medical, vision and dental benefits that may be required under IRC Section 4980B made by or in respect of any employee of Seller whose employment terminated on or prior to the Closing Date and any "qualified beneficiary" (within the meaning of IRC Section 4980B) of any such employee who is receiving post-employment medical and dental benefits or whose "qualifying event" (within the meaning of IRC Section 4980B) entitling such individual to such benefits occurred on or before the Closing Date.

                  (d) Seller shall be responsible for giving any notice that may be required by the Worker Adjustment and Retraining Notification Act ("WARN") as a result of the purchase of the Business with respect to layoffs or facility closings ordered prior to the Closing Date, including layoff of employees who are not employed or retained by Purchaser.

                  (e) Purchaser shall be responsible for accrued, but unused, vacation, holiday and sick leave with respect to Employees hired by Purchaser as of the Closing.

         6.11 Assignment Consents. To the extent that the assignment of any Contract, lease, license or other agreement or arrangement or any claim, right or benefit arising thereunder or resulting therefrom is not permitted without the consent of a third party, this Agreement shall constitute an agreement to assign such Contract, lease, license or other agreement or arrangement, subject only to such consent; and any transfer or assignment to Purchaser by Seller of any interest under any such Contract, lease. license or other agreement or arrangement that requires the consent of a third party shall be made subject to such consent or approval being obtained. In the event any such consent or approval is not obtained on or prior to the Closing Date, Seller shall continue to use its best efforts to obtain any such approval or consent after the Closing Date until such time as such consent or approval has been obtained, and Seller will cooperate with Purchaser in any lawful and economically feasible arrangement to provide that Purchaser shall receive the interest of Seller in the benefits under any such Contract, lease, license or other agreement or arrangement, including performance by Seller, as agent, if economically feasible, provided that Purchaser shall undertake to pay or satisfy the corresponding liabilities for the enjoyment of such benefit to the extent Purchaser would have been responsible therefor hereunder if such consent or approval had been obtained. Seller shall pay and discharge, and shall indemnify and hold Purchaser harmless from and against, any and all out-of-pocket costs of seeking to obtain or obtaining any such consent or approval whether before or after the Closing Date. Nothing in this Section 7.11 shall be deemed a waiver by Purchaser of its right to have received on or before the Closing an effective assignment of all of the Assets nor shall this section 7.11 be deemed to constitute an agreement to exclude from Purchaser any of the Assets described under Section 2.1.

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

         6.12 Stockholder Agreement. Concurrently with the execution of this Agreement, Purchaser is entering into a stockholder agreement (the "Stockholder Agreement") with the stockholders of Seller providing, in part (i) for the agreement of the stockholders to vote in favor of the Transfer to Purchaser of the Assets and (ii) for the grant of proxies by the stockholders to Purchaser to vote all of the shares of capital stock owned by the stockholders in favor of the Transfer to Purchaser of the Assets.

                                   ARTICLE VII
                         CONDITIONS PRECEDENT TO CLOSING

         7.1 Conditions of Purchaser. Notwithstanding any other provision of this Agreement, the obligations of Purchaser to consummate the transactions contemplated hereby shall be subject to the satisfaction, at or prior to the Closing Date, of the following conditions:

                  (a) There shall not be instituted and pending or threatened any Action before any Governmental Entity (i) challenging or otherwise seeking to restrain or prohibit the consummation of the transactions contemplated hereby or (ii) seeking to prohibit the direct or indirect ownership or operation by Purchaser of all or a material portion of the Business or Assets, or to compel Purchaser or Seller to dispose of or hold separate all or a material portion of the Business or Assets of Seller or Purchaser;

                  (b) The representations and warranties of Seller in this Agreement shall be true and correct in all respects on and as of the Closing Date with the same effect as if made on the Closing Date and Seller shall have complied with all covenants and agreements and satisfied all conditions on Seller's part to be performed or satisfied on or prior to the Closing Date;

                  (c) Purchaser shall have received from counsel for Seller, a written opinion dated the Closing Date and addressed to Purchaser, in form and substance satisfactory to Purchaser and its counsel;

                  (d) Purchaser shall have received from the President of Seller a certificate dated the Closing Date to the effect that the conditions set forth in Section 7.1(b) have been satisfied and that Seller's Board of Directors and the stockholders of Seller have approved the Agreement and the transactions contemplated hereby;

                  (e) Purchaser will have received such bills of sale, assignments, certificates of title and other instruments of transfer (the "Transfer Documents") duly executed by Seller, in such forms and covering such matters as Purchaser may reasonably request, Transferring the Assets to Purchaser;

                  (f) Purchaser shall have concluded (through its representatives, accountants, counsel and other experts) an investigation of the condition (financial and other), results of operations, properties, assets, prospects and operations of the Business and shall be satisfied, in its sole discretion, with the results thereof;

                  (g) All corporate and other proceedings and actions taken by Seller in connection with the transactions contemplated hereby and all certificates, opinions, agreements, instruments, releases and documents referenced herein or incident to the transactions contemplated hereby shall be in form and substance satisfactory to Purchaser and its counsel;

                  (h) Purchaser shall have received reasonable assurances from those employees, if any, of Seller identified on Schedule 6.10(a) that they will become employees of Purchaser or an affiliate of Purchaser;

                  (i) All consents from third parties, including from any Governmental Entity or other Person, relating to the conduct and operation of the Business as currently conducted and operated, shall have been obtained;

                  (j) The Board of Directors of Purchaser shall have authorized and approved this Agreement and the transactions contemplated hereby;

                  (k) No act, event or condition shall have occurred after the date hereof which Purchaser determines has had or could have a material adverse effect on the Assets or the Business; and

                  (l) Tony DePaul shall have entered into an Employment Agreement with Purchaser, in substantially the form attached as Exhibit C.

         7.2 Conditions of Seller. Notwithstanding any other provision of this Agreement, and except as set forth below, the obligations of Seller to consummate the transactions contemplated hereby shall be subject to the satisfaction, at or prior to the Closing, to the following conditions:

                  (a) There shall not be instituted and pending or threatened any Action before any Governmental Entity (i) challenging or otherwise seeking to restrain or prohibit the consummation of the transactions contemplated hereby or (ii) seeking to prohibit the direct or indirect operation of Purchaser of all or a material portion of the Business or Assets, or to compel Purchaser or Seller to dispose of or hold separate all of a material portion of the Business or Assets of Seller or Purchaser;

                  (b) The representations and warranties of Purchaser in this Agreement shall be true and correct in all material respects on and as of the Closing Date with the same effect as if made on the Closing Date and Purchaser shall have complied with all covenants and agreements and satisfied all conditions on its part to be performed or satisfied on or prior to the Closing Date;

                  (c) Seller shall have received from counsel for Purchaser, a written opinion dated the Closing Date and addressed to Seller, in form and substance satisfactory to Seller and its counsel;

                  (d) Seller shall have received from the President of Purchaser a certificate dated the Closing Date to the effect that the conditions set forth in Section 7.2(b) have been satisfied and that Purchaser's Board of Directors has approved the Agreement and the transactions contemplated thereby;

                  (e) All corporate and other proceedings and actions taken by Purchaser in connection with the transactions contemplated hereby and all certificates, opinions, agreements, instruments, releases and documents referenced herein or incident to the transactions contemplated hereby shall be in form and substance reasonably satisfactory to Seller and its counsel;

                  (f) Seller and Purchaser shall have entered into, contemporaneously with the Closing, the Registration Rights Agreement, attached as Exhibit B; and

                  (g) Purchaser shall have entered into an Employment Agreement with Tony DePaul, in substantially the form attached as Exhibit C.


                                  ARTICLE VIII
                        TERMINATION, AMENDMENT AND WAIVER

         8.1 Termination. This Agreement may be terminated at any time prior to the Closing:

                  (a) by mutual consent of Purchaser and Seller;

                  (b) by Purchaser if (i) there has been a material misrepresentation, breach of warranty or breach of covenant by Seller under this Agreement or (ii) any of the conditions precedent to Closing set forth in
Section 7.1 have not been met on the Closing Date, and, in each case, Purchaser is not then in material default of its obligations hereunder;

                  (c) by Seller if (i) there has been a material misrepresentation, breach of warranty or breach of covenant by Purchaser under this Agreement or (ii) any of the conditions precedent to Closing set forth in
Section 7.2 have not been met on the Closing Date, and, in each case, Seller is then not in material default of its obligations hereunder;

                  (d) by Seller, so long as Seller is not then in material breach of this Agreement, after December 15, 2001, if the Closing shall not have occurred on or before such date; or

                  (e) by Purchaser, so long as Purchaser is not then in material breach of this Agreement, after December 15, 2001, if the Closing shall not have occurred on or before such date.

         8.2 Effect of Termination.

                  (a) In the case of any termination of this Agreement, the provisions of Sections 6.3 and 6.4 shall remain in full force and effect.

                  (b) Upon termination of this Agreement as provided in Section 8.1(a), except as stated in Section 8.2(a) above, this Agreement shall forthwith become void and there shall be no liability or obligation on the part of any party hereto or their respective directors, officers, employees, agents or other representatives.

                  (c) In the event of termination of this Agreement as provided in Section 8.1(b), or (c) hereof, such termination shall be without prejudice to any rights that the terminating party or parties may have against the breaching party or parties or any other person under the terms of this Agreement or otherwise.

         8.3 Amendment. This Agreement may be amended at any time by a written instrument executed by Purchaser and Seller. Any amendment effected pursuant to this Section 8.3 shall be binding upon all parties hereto.

         8.4 Waiver. Any term or provision of this Agreement may be waived in writing at any time by the party or parties entitled to the benefits thereof. Any waiver effected pursuant to this Section 8.4 shall be binding upon all parties hereto. No failure to exercise and no delay in exercising any right, power or privilege shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege preclude the exercise of any other right, power or privilege. No waiver of any breach of any covenant or agreement hereunder shall be deemed a waiver of any preceding or subsequent breach of the same or any other covenant or agreement. The rights and remedies of each party under this Agreement are in addition to all other rights and remedies, at law or in equity, that such party may have against the other parties.

                                   ARTICLE IX
                                 INDEMNIFICATION

         9.1 Survival of Representations and Warranties. Notwithstanding any investigation conducted at any time with regard thereto by or on behalf of Seller or Purchaser, the representations and warranties of the parties hereto contained in this Agreement or in any Exhibit or Schedule hereto shall survive the Closing and the consummation of the transactions contemplated hereby (and any examination or investigation by or on behalf of any party hereto); provided, however, that (i) the representations and warranties contained in Sections 3.1, 3.2, 3.3 and 3.6, and the related claims for indemnification, shall survive until the tenth anniversary of the Closing Date; (ii) the representations and warranties contained in Section 3.8, and the related claims for indemnification, shall survive until sixty (60) days after the expiration of the applicable statute of limitations, (iii) the representations and warranties contained in
Section 3.18, and the related claims for indemnification, shall survive until the fifth anniversary of the Closing Date, and (iv) all other representations and warranties, and related claims for indemnification, shall survive until the second anniversary of the Closing Date. No investigation made by or on behalf of Purchaser with respect to Seller, or by or on behalf of Seller with respect to Purchaser, shall be deemed to affect Purchaser's or Seller's, as the case may be, reliance on the representations, warranties or covenants made by Seller or Purchaser, as the case may be, contained in this Agreement and shall not be a waiver of Purchaser's or Seller's, as the case may be, rights to indemnity as provided herein.

         9.2 Indemnification.

                  (a) Seller covenants and agrees to defend, indemnify and hold harmless Purchaser and each Person who controls Purchaser from and against any Damages arising out of or resulting from: (i) any inaccuracy in or breach of any representation or warranty made by Seller in this Agreement or in any Exhibit or Schedule hereto; (ii) the failure of Seller to perform or observe fully any covenant, agreement or provision to be performed or observed by Seller pursuant to this Agreement; or (iii) any liability of Seller, or any liability for any of the Excluded Assets or the Retained Liabilities, imposed on or asserted against Purchaser or any of its affiliates.

                  (b) Purchaser covenants and agrees to defend, indemnify and hold harmless Seller and each person who controls Seller from and against any Damages arising out of or resulting from: (i) any inaccuracy in or breach of an representation or warranty made by Purchaser in this Agreement or in any Exhibit or Schedule hereto, or (ii) the failure of Purchaser to perform or observe fully any covenant, agreement or provision to be performed or observed by Purchaser pursuant to this Agreement.

         9.3 Procedures. Subject to the procedures under Section 9.4, if any party entitled to be indemnified pursuant to Section 9.2 (an "Indemnified Party") seeks indemnification under this Article IX, it shall give notice to the party against whom the claim is being asserted (the "Indemnified Party") of the basis of the claim (the "Claim") (i) within a reasonable time after discovery of the facts and (ii) in any event, within the time periods set forth in Section
9.1. The Indemnifying Party shall give notice to the Indemnified Party within thirty (30) days after receipt of the notice requested by this Section 9.3 advising whether it (i) acknowledges its obligation to indemnify the Indemnified Party or (ii) disputes its obligation to indemnify the Indemnified Party. If the Indemnifying Party acknowledges its indemnification obligation with respect to the Claim, and (i) such Claim is based upon an asserted liability or obligation to a person or entity that is not a party to this Agreement (a "Third Party Claim"), the Indemnifying Party shall have the right to defend or settle such Third Party Claim or (ii) if such Claim is not a Third Party Claim, the Indemnified Party shall be entitled to immediate satisfaction of such Claim.

         9.4 Third Party Claims.

                  (a) If the Indemnified Party receives notice of the assertion by a Third Party Claim with respect to which the Indemnifying Party is or may be obligated to provide indemnification, the Indemnified Party shall promptly notify the Indemnifying Party in writing (the "Claim Notice") of the Claim; provided that the failure to provide such notice shall not relieve or otherwise affect the obligation of the Indemnifying Party to provide indemnification hereunder, except to the extent that any Damages directly resulted from or were caused by such failure.

                  (b) The Indemnifying Party shall have thirty days after receipt of the Claim Notice to undertake, conduct and control, through counsel satisfactory to the Indemnified Party, and at the Indemnifying Party's expense, the settlement or defense thereof, and the Indemnified Party shall cooperate with the Indemnifying Party in connection therewith; provided, that (i) the Indemnifying Party shall permit the Indemnified Party to participate in such settlement or defense through counsel chosen by the Indemnified Party, provided that the fees and expenses of such counsel shall not be borne by the Indemnifying Party and shall not be included in any Damages claimed hereunder and (ii) the Indemnifying Party shall not settle any Third Party Claim, except a Claim solely for monetary Damages, without the Indemnified Party's consent. So long as the Indemnifying Party is vigorously contesting any such Third Party Claim in good faith, the Indemnified Party shall not pay or settle such claim without the Indemnifying Party consent, which consent shall not be unreasonably withheld.

                  (c) If the Indemnifying Party does not notify the Indemnified Party within thirty days after receipt of the Claim Notice that it elects to undertake the defense of the Third Party Claim described therein, the Indemnified Party shall have the right to contest, settle or compromise the Third Party Claim in the exercise of its reasonable discretion, on behalf of and for the account and risk of the Indemnified Party; provided that the Indemnified Party shall notify the Indemnifying Party of any compromise or settlement of any such Third Party Claim.

                  (d) The Indemnifying Party shall not be entitled to assume the defense for any Third Party Claim (and shall be liable for the reasonable fees and expenses incurred by the Indemnified Party in defending such claim) if the Third Party Claim seeks an order, injunction or other equitable relief or relief for other than money damages against the Indemnified Party which the Indemnified Party determines, after conferring with its counsel, cannot be separated from any related claim for money damages and which, if successful, would adversely affect the Assets or the business, properties or prospects of the Business.

         9.5 Indemnification Non Exclusive. Except as provided herein, the foregoing indemnification provisions shall be the sole and exclusive remedy after the Closing Date for money damages available to Seller and Purchaser for breach of any representations, warranties or covenants contained herein, but shall not limit any other remedy to which Purchaser or Seller may be entitled. Nothing in this Agreement shall be construed as limiting in any way the remedies that may be available to Purchaser or Seller in the event of fraud relating to the representations, warranties or covenants made by the other party in this Agreement.

         9.6 Limitation on Amount. Neither Purchaser nor Seller shall be liable for Claims made under this Article IX until the aggregate amount of the Damages incurred by the Indemnified Party shall exceed Fifty Thousand Dollars ($50,000), in which event the indemnification obligations of the Indemnifying Party shall apply to the amount of all claims made under this Article IX, provided, however, that any amounts recoverable by Purchaser in accordance with Section 2.10 hereof shall not be subject to, or be applied toward, the $50,000 threshold, and, further provided, that Seller shall not be liable in the aggregate under this
Article IX for an amount in excess of $2,850,000 and Purchaser shall not be liable in the aggregate under this Article IX for an amount in excess of the Fair Market Value on the Closing Date of the shares of the Purchaser Common Stock issued as the Stock Consideration. For purposes of this Section 9.6, "Fair Market Value" of the shares of Purchaser Common Stock issued as the Stock Consideration shall be equal to the number of shares of Purchaser Common Stock issued as the Stock Consideration (not including the Holdback Stock not delivered pursuant to Section 2.4(c)) multiplied by the value of the Stock Consideration determined on the Closing Date under Section 2.3.

                                    ARTICLE X
                               GENERAL PROVISIONS

         10.1 Notices. All notices and other communications under or in connection with this Agreement shall be in writing and shall be deemed given (a) if delivered personally (including by overnight express or messenger), upon delivery, (b) if delivered by registered or certified mail (return receipt requested), upon the earlier of actual delivery or three days after being mailed, or (c) if given by telecopy, upon confirmation of transmission by telecopy, in each case to the parties at the following addresses:

                  (a) If to the Purchaser, addressed to:

                      Neoware Systems, Inc.
                      400 Feheley Drive
                      King of Prussia, Pennsylvania 19406
                      Attention: Michael G. Kantrowitz, President and
                                 Chief Executive Officer
                      Telecopy:  (610) 275-5739

                  With a copy to:

                      McCausland, Keen & Buckman
                      Radnor Court, Suite 160
                      259 N. Radnor-Chester Road
                      Radnor, PA 19087
                      Attention:  Nancy D. Weisberg, Esquire
                      Telecopy:  (610) 341-1099

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

                  (b) If to Seller, addressed to:

                      Telcom Assistance Center Corporation
                      1850 N. Gravers Road
                      Plymouth Meeting, PA 19462
                      Attention:  Anthony J. DePaul, CEO
                      Telecopy:  (610) 684-4818

                  With a copy to:

                      O'Neill, Bragg & Staffin, P.C.
                      531 Plymouth Road, Suite 500
                      Plymouth Meeting, PA 19462
                      Attention:  Gary L. Bragg, Esquire
                      Telecopy:  (610) 941-1060

         10.2 Severability. If any term or provision of this Agreement or the application thereof to any circumstance shall, in any jurisdiction and to any extent, be invalid or unenforceable, such term or provision shall be ineffective as to such jurisdiction to the extent of such invalidity or unenforceability without invalidating or rendering unenforceable such term or provision in any other jurisdiction, the remaining terms and provisions of this Agreement or the application of such terms and provisions to circumstances other than those as to which it is held invalid or enforceable.

         10.3 Entire Agreement. This Agreement, including the annexes and schedules attached hereto and other documents referred to herein, contains the entire understanding of the parties hereto in respect of its subject matter and supersedes all prior and contemporaneous agreements and understandings, oral and written, between the parties with respect to such subject matter.

         10.4 Bulk Sales. Purchaser hereby waives compliance by Seller with the provisions of the bulk sales laws of any jurisdiction, if applicable, provided that Seller agrees to indemnify Purchaser for claims of creditors of Seller with respect to liabilities not expressly assumed by Purchaser pursuant to this Agreement.

         10.5 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of Purchaser and Seller and their respective successors, heirs and assigns; provided, however, that neither Purchaser nor Seller shall directly or indirectly transfer or assign any of its rights hereunder in whole or in part without the prior written consent of the other party. Notwithstanding the foregoing, Purchaser shall have the right to assign all or part of its rights hereunder to any entity wholly-owned by Purchaser, provided that Purchaser provides prior written notice to Seller of such assignment and that Purchaser remains liable for the performance of all such assigned obligations. Subject to the foregoing, this Agreement is not intended to benefit, and shall not run to the benefit of or be enforceable by, any other person or entity other than the parties hereto and their permitted successors and assigns.

         10.6 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all such counterparts together shall constitute but one and the same Agreement.

         10.7 Recitals, Schedules, Exhibits and Annexes. The recitals, schedules, exhibits and annexes to this Agreement are incorporated herein and, by this reference, made a part hereof as if fully set forth at length herein.

         10.8 Construction.

                  (a) The article, section and subsection headings used herein are inserted for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

                  (b) As used in this Agreement, the masculine, feminine or neuter gender, and the singular or plural, shall be deemed to include the others whenever and wherever the context so requires.

                  (c) For the purposes of this Agreement, unless the context clearly requires, "or" is not exclusive.

         10.9 Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws (and not the law of conflicts) of the Commonwealth of Pennsylvania.

         10.10 Arbitration. Except for any claims under this Agreement that may only be enforced by a court of equity, including this Section 10.10, in the event of any dispute between Purchaser and Seller pursuant to this Agreement, which Purchaser and Seller are unable to resolve, such dispute shall be settled by arbitration to be held in Philadelphia, Pennsylvania in accordance with the rules of the American Arbitration Association then obtaining, and the rules of civil procedure of the Commonwealth of Pennsylvania as to discovery issues shall also apply. The determination of the arbitrator(s) shall be delivered in writing to Purchaser and Seller and shall be final, binding and conclusive upon all the parties. The award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof.

         10.11 Passage of Title and Risk of Loss. Legal title, equitable title and risk of loss with respect to the Assets will not pass to Purchaser until such Assets are Transferred at the Closing, which transfer, once it has occurred, will be deemed effective for tax, accounting and other computational purposes as of 11:59 P.M. (Eastern Time) on the Closing Date.

         10.12 Records. Notwithstanding Section 2.1(e), Seller shall deliver to Purchaser copies of any financial, tax and personnel records pertaining to the Assets and Business and retain all originals, and Seller shall give Purchaser reasonable access to any original records for inspection and copying upon reasonable prior notice during regular business hours. Seller shall maintain all such original records at its expense for a period of at least six years after the Closing Date, and prior to any destruction thereafter, shall give at least 90 days prior written notice to Purchaser, which may take possession of the original records designated for destruction, and any failure to do so before the expiration of such 90-day notice shall be deemed Purchaser's authorization to carry out such destruction. Purchaser shall permit Seller to have reasonable access to the records of Seller delivered to Purchaser pursuant to section 2.1(e) for inspection or copying upon reasonable prior notice during regular business hours for use in the defense of any litigation, tax audit or if it is necessary for Seller to consult such records of which Seller does not have copies.

         IN WITNESS WHEREOF, each of the parties hereto has executed this Agreement, or has caused this Agreement to be executed on its behalf by a representative duly authorized, all as of the date first above set forth.

                              NEOWARE SYSTEMS, INC.

                              By:
                                  ---------------------------------------
                              Name:
                                    -------------------------------------
                              Title:
                                     ------------------------------------

                              TELCOM ASSISTANCE CENTER
                              CORPORATION

                              By:
                                  ---------------------------------------
                              Name:
                                    -------------------------------------
                              Title:
                                     ------------------------------------





































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